                          WARRANT CONVERSION AGREEMENT


     This Warrant Conversion Agreement (the "Agreement") is made and entered into as of the date indicated on the signature page attached hereto by and between Paper Warehouse, Inc., a Minnesota corporation (the "Company") and each warrant holder ("Warrant Holder") who is a holder of notes ("Notes") and a signatary to this Agreement.

     A. The Warrant Holder is the record holder of a Warrant to purchase 106.3 shares, subject to adjustment, of Common Stock of the Company, par value $.01 per share (the "Warrant Shares"), at an exercise price of $47.04 per share, subject to adjustment (the "Exercise Price").

     B. The Warrant Holder and the Company are parties to a Warrant Agreement dated as of December 7, 1994 (the "Warrant Agreement"), and Registration Rights Agreement dated as of December 7, 1994 (the "Registration Rights Agreement").

     C. The Registration Rights Agreement provides that the Warrant Holder is entitled to notice of a proposed registration of the Company's securities and has the right to request registration of the Warrant Shares.

     D. The Company proposes to undertake an initial public offering of the Company's securities pursuant to a registered public offering (the "IPO"), and the underwriters of the IPO have informed the Company that they do not intend to include in the IPO any shares held by shareholders, including Warrant Shares, and have further informed the Company that it would be in the best interests of the Company to have the Warrants converted into shares of Common Stock in connection with the IPO.

     E. The Warrant Agreement provides that the Exercise Price be paid in cash and does not provide for a cashless exercise or conversion provision.

     F. The Warrant Holder and the Company desire to amend the Warrant Agreement to provide for such a conversion provision.

     G. The Warrant Holder desires to convert their Warrants into Warrant Shares pursuant to a cashless exercise contingent with the Company's IPO being completed prior to June 30, 1997.

     Accordingly, and in consideration of the above recitals, the parties hereto agree as follows:

     1. CONVERSION OF WARRANT AGREEMENT. Article 5 of the Warrant Agreement is hereby amended, effective upon the closing date of the IPO, to include the following provision:

          In addition to and without limiting the rights of the Warrant Holder under the terms of this Warrant, the Warrant Holder shall have the right (the "Conversion Right") to convert this Warrant into shares of Common Stock as provided in this paragraph at any time or from time to time prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of shares of Warrant Stock (the "Converted Warrant Shares"), the Company shall deliver to the Warrant Holder, without payment by the Warrant Holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value of a single share of Common Stock, determined in each case as of the close of business on the Conversion Date (as hereinafter defined) (but which shall be, as of the closing date of a public offering of the Common Stock, the public offering price for such offering). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate Warrant Exercise Price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares.

     2. EXERCISE OF WARRANT CONVERSION RIGHT. The Warrant Holder hereby agrees to irrevocably exercise, and the Company agrees to accept such irrevocable exercise, the Warrant Holder's Conversion Right with respect to all of the Warrant Shares underlying the Warrants on the closing date of the IPO. The Warrant Holder agrees to transmit to the Company the Form of Election to Exercise Conversion Right attached to this Warrant Conversion Agreement, along with the Warrant, no later than January 31, 1997, unless such date is extended in the sole discretion of the Company.

     3. TERMINATION OF WARRANT CONVERSION RIGHT AND EXERCISE. The Company will return the Warrant and Form of Election to Exercise Conversion Right to the Warrant Holder and the amendment of Article 5 of the Warrant Agreement provided for by Section 1 above and the exercise of the Warrant Conversion Right provided for by Section 2 above, shall not be effective in the event that:

          a. LSG Corporation, or any assignee thereof, does not exercise, prior to the IPO, its option pursuant to that Restated Option Agreement dated October 6, 1994 between the Company and LSG Corporation.

          b. The Registration Statement relating to the IPO is not declared effective prior to 5:00 p.m. Minneapolis time on June 30, 1997.

     4. REPRESENTATIONS OF WARRANT HOLDER. The Warrant Holder represents and warrants to the Company that it:


                                       -2-

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          a.   Has received the Letter of the Company dated January 13, 1997 relating to the cashless exercise.

          b. Understands that the Warrant Shares issued upon exercise of the Warrant are "Restricted Securities" as such term is defined in the Securities Act of 1933, as amended, and may only be resold pursuant to registration thereunder or pursuant to an exemption thereunder, including Rule 144.

     4.   MISCELLANEOUS.

          a. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

          b. This Agreement may not be altered or amended except in writing signed by each party.


     The parties hereto have signed Agreement as the date last written below in duplicate original.

                                        PAPER WAREHOUSE, INC.


----------------------                  -------------------------
Dated                                   By: Yale T. Dolginow



                                        WARRANT HOLDER



----------------------                  -------------------------
Dated

                                     FORM OF
                     ELECTION TO EXERCISE CONVERSION RIGHTS


(To be executed if holder desires to convert the Warrant Certificate.)


TO PAPER WAREHOUSE, INC.:


     The undersigned, subject to the terms of that certain Warrant Conversion Agreement, hereby irrevocably elects to exercise the Conversion Rights with respect to all Warrant Shares represented by the Warrant effective on the closing date of the IPO to acquire the shares of Common Stock issuable upon the exercise of such conversion right and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying number

---------------

---------------

--------------------------------------------------------------------------------
                         (Please print name and address)



                                                   -----------------------------
                                                             Signature

                                                  (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face of the
                                                  Warrant Certificate)


Signature Guaranteed:

                      EXTENSION OF WARRANT CONVERSION AGREEMENT


    This Extension of Warrant Conversion Agreement is made and entered into as of the date indicated below to the left of the signatures.

    WHEREAS, the undersigned previously executed a Warrant Conversion Agreement (the "Conversion Agreement") whereby the undersigned agreed to convert their Warrants into Warrant Shares (as defined therein) if Paper Warehouse, Inc. (the "Company") effects a public offering prior to June 30, 1997.

    WHEREAS, the Conversion Agreement also amended certain provisions to the Warrant Agreement as defined therein.

    WHEREAS, the effect of the Conversion Agreement terminates if the Company does not affect an IPO prior to June 30, 1997 (the "Termination Date").

    WHEREAS, the undersigned desires to extend the Termination Date until December 31, 1997.

    NOW, THEREFORE, the undersigned does hereby extend the Termination Date, as set forth in paragraph 3 of the Conversion Agreement from June 30, 1997 until January 31, 1998. This Certificate shall have the effect of amending the Conversion Agreement.


                                       WARRANT HOLDER



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Date


                                       PAPER WAREHOUSE, INC.


------------------------------         -----------------------------------
Date                                   Yale T. Dolginow
                                       President and CEO